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                                                                     EXHIBIT 5.6


                         SIMPSON THACHER & BARTLETT LLP

                       10 UNIVERSAL CITY PLAZA, SUITE 1850
                              LOS ANGELES, CA 91608
                                 (818) 755-7000

                                     ------

                            FACSIMILE: (818) 755-7009


                                                               November 10, 2003



               Re: Sierra Wireless, Inc. Registration Statement on Form F-10 (No. 333-110219)


Sierra Wireless, Inc.
13811 Wireless Way
Richmond,  British Columbia
Canada V6V 3A4


Ladies and Gentlemen:

     We have acted as United States counsel to the underwriters in connection with the filing of a registration statement on Form F-10, as amended (the "Registration Statement"), with the Securities and Exchange Commission for the registration of the Company's common shares.

     In connection with that registration, we consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement.


                                             Yours truly,

                                            /s/ Simpson Thacher & Bartlett LLP



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